As filed with the Securities and Exchange Commission on May 12, 2006

Registration No. 333-108355

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT SEVEN

TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

CNL INCOME PROPERTIES, INC.

(Exact name of registrant as specified in charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address of principal executive offices)

R. Byron Carlock, Jr.

Interim Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address and telephone

number of agent for service)

COPIES TO:

RICHARD E. BALTZ, ESQUIRE

Arnold & Porter, LLP

555 Twelfth Street, NW

Washington, DC 20004-1206

Telephone: (202) 942-5124

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SHARES

CNL Income Properties, Inc. registered 200,000,000 shares of common stock, including 5,000,000 shares issuable pursuant to our reinvestment plan, on April 16, 2004 under the Registration Statement (the “Offering”). The Offering was terminated on March 31, 2006, and as of the close of business on March 31, 2006, 52,108,344 shares had been sold to the public, including 861,879 shares sold pursuant to the reinvestment plan. With this filing, we are hereby deregistering the remaining 147,891,656 unsold shares.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Seven to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on May 12, 2006.

CNL INCOME PROPERTIES, INC.
(Registrant)

By:	/s/ R. Byron Carlock, Jr.
R. Byron Carlock, Jr.
President and Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Seven to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board	May 12, 2006

/s/ Robert A. Bourne Robert A. Bourne	Vice Chairman of the Board	May 12, 2006

/s/ R. Byron Carlock, Jr. R. Byron Carlock, Jr.	President and Interim Chief Executive Officer (Principal Executive Officer)	May 12, 2006

/s/ Tammie A. Quinlan Tammie A. Quinlan	Chief Financial Officer, Executive Vice President and Secretary (Principal Financial Officer)	May 12, 2006

/s/ Bruce Douglas Bruce Douglas	Independent Director	May 12, 2006

/s/ Dennis N. Folken Dennis N. Folken	Independent Director	May 12, 2006

/s/ Robert J. Woody Robert J. Woody	Independent Director	May 12, 2006